Exhibit 99.1

PROJECT ENERGY REIMAGINED ACQUISITION CORP.

BALANCE SHEET

NOVEMBER 2, 2021

	November 2, 2021	Pro Forma Adjustments		As Adjusted
ASSETS		(Unaudited)		(Unaudited)
Current assets:
Cash	$3,150,000			3,150,000
Reimbursement receivable	500,000			500,000
Prepaid expenses	1,456			1,456
Total current assets	3,651,456	—		3,651,456

Cash held in trust account	250,000,000	13,776,600	(a)	263,776,600
		275,532	(b)
		(275,532)	(c)
TOTAL ASSETS	$253,651,456	13,776,600		267,428,056

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$20,484			20,484
Accrued offering costs	1,104,232			1,104,232
Promissory note - related party	278,697			278,697
Total current liabilities	1,403,413	—		1,403,413

Derivative liability - forward purchase agreement	11,200			11,200
Warrant liabilities	20,525,000	681,942	(a)	21,482,474
		275,532	(b)
Deferred underwriting fee payable	8,750,000	482,181	(c)	9,232,181
Total Liabilities	30,689,613	1,439,655		32,129,268

Commitments
Class A ordinary shares, $0.0001 par value, subject to possible redemption; 25,000,000 and 26,377,660 shares at redemption value, actual and as adjusted, respectively	250,000,000	13,094,658	(a)	263,776,600
		(720,206)	(c)
		(446,348)	(d)
		1,848,496	(e)

Shareholders' Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—			—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 25,000,000 and 26,377,660 issued and none outstanding (excluding 25,000,000 and 26,377,660 shares subject to possible redemption)	—			—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 issued and outstanding(1)	719			719
Additional paid-in capital	—	478,966	(d)	—
		(478,966)	(e)
Accumulated deficit	(27,038,876)	(37,507)	(c)	(28,478,531)
		(32,618)	(d)
		(1,369,530)	(e)
Total Shareholders' Deficit	(27,038,157)	(1,439,655)		(28,477,812)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	253,651,456	13,094,658		267,428,056

(1) Includes up to 937,500 Class B ordinary shares subject to forfeiture by the Company if the over-allotment option is not exercised in full or in part by the underwriter. The underwriters partially exercised their over-allotment option on November 17, 2021; thus, only 593,085 Class B ordinary shares remain subject to forfeiture.

The accompanying notes are an integral part of the financial statement.

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PROJECT ENERGY REIMAGINED ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENT

NOTE 1. CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited pro forma financial statement presents the balance sheet of Project Energy Reimagined Acquisition Corp. (the “Company”) as of November 2, 2021, adjusted for the partial exercise of the underwriters’ over-allotment option and related transactions which closed on November 17, 2021 as described below.

On November 2, 2021, the Company consummated its initial public offering (the “Initial Public Offering”) of 25,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant ("Public Warrant"), with each whole warrant entitling the holder thereof to purchase one Class A ordinary share at an exercise price of $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $250,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,150,000 private placement warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Smilodon Capital, LLC (the “Sponsor”), generating gross proceeds of $8,150,000.

The Company had granted the underwriters in the Initial Public Offering (the “Underwriters”) a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments, if any. On November 12, 2021, the underwriters partially exercised the over-allotment option and on November 17, 2021, purchased an additional 1,377,660 Units (the “Over-Allotment Units”), generating gross proceeds of $13,776,600, and incurred $275,532 in cash underwriting fees.

Simultaneously with the closing of the exercise of the over-allotment option, the Company consummated the sale of 275,532 private placement warrants (the "Over-Allotment Warrants") at a purchase price of $1.00 per warrant in a private placement to the Sponsor, generating gross proceeds of $275,532.

Upon closing of the Initial Public Offering, the sale of the Private Placement Warrants, the sale of the Over-Allotment Units and the sale of the Over-Allotment Warrants, a total of $263,776,600 ($10.00 per Unit) was placed in a U.S.-based trust account.

In addition, the Sponsor had agreed to forfeit up to 937,500 Class B ordinary shares, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. On November 12, 2021, with the partial exercise of the underwriters' over-allotment option, 344,415 Founder Shares are no longer subject to forfeiture; thus, only 593,085 Founder Shares remain subject to forfeiture.

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Pro forma adjustments to reflect the partial exercise of the underwriters’ over-allotment option described above are as follows:

PROJECT ENERGY REIMAGINED ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENT

	Pro forma entries
a.	Cash held in Trust Account	$13,776,600
	Class A ordinary shares subject to possible redemption		$13,094,658
	Warrant liabilities		$681,942
	To record sale of 1,377,660 Over-allotment Units at $10.00 per Unit

b.	Cash held in trust account	$275,532
	Warrant liabilities		$275,532
	To record sale of 275,532 Private Placement Warrants at $1.00 per Warrant

c.	Class A ordinary shares subject to possible redemption	$720,206
	Accumulated deficit	$37,507
	Deferred underwriting fee payable		$482,181
	Cash held in Trust Account		$275,532
	To record payment of cash underwriting fee and accrual of deferred underwriting fee

d.	Class A ordinary shares subject to possible redemption	$446,348
	Accumulated deficit	$32,618
	Additional paid-in capital		$478,966
	To record the additional offering costs from Anchor Investors

e.	Accumulated deficit	$1,369,530
	Additional paid-in capital	$478,966
	Class A common stock subject to possible redemption		$1,848,496
	To record accretion of Class A common stock to redemption value

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